Marathon Patent Group Announces Reverse Stock Split

LOS ANGELES, CA—(Marketwired - April 5, 2019) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”),today announced that effective at 9:00 a.m., EDT, on April 8, 2019, the Company will effect a four-for-one reverse stock split of its outstanding common stock.

The authority to implement a reverse stock split was approved by the Company’s stockholders at the Special Meeting of Stockholders held on December 11, 2018, and the Company’s Board of Directors subsequently adopted the reverse stock split. Upon the effectiveness of the reverse stock split, every four shares of issued and outstanding common stock before the open of business on April 8, 2019 will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on Nasdaq on April 8, 2019 on a post-split basis.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum average closing share price requirement for maintaining its listing on the Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “MARA”.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from approximately 25,519,940million shares to approximately 6,379,985 million shares. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share.

Shareholders holding share certificates will receive information from Equity Stock Transfer, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 212-575-5757.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Name: Jason Assad

Phone: 678-570-6791

Email: Jason@marathonpg.com